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                                                                     EXHIBIT 2.1

                           SECOND AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                 MICRO-ASI, INC.


         Pursuant to the provisions of Articles 4.04 and 4.07 of the Texas Business Corporation Act, Micro-ASI, Inc. (the "Corporation"), hereby adopts these Second Amended and Restated Articles of Incorporation of the Corporation ("Restated Articles of Incorporation") which accurately copy the Articles of Incorporation of the Corporation and all amendments thereto that are in effect to date and as further amended by such Restated Articles of Incorporation, as hereinafter set forth, and which contain no other change in any provision thereof.

ARTICLE A. The Articles of Incorporation of the Corporation are amended by the Restated Articles of Incorporation as follows:

         1. Article III of the Articles of Incorporation is hereby amended to read in its entirety as follows:

                                  "ARTICLE III

         The corporation is authorized to issue ninety million (90,000,000) shares of capital stock. Seventy-five million (75,000,000) of the authorized shares shall be common stock, $0.001 par value per share ("Common Stock"), and fifteen million (15,000,000) of the authorized shares shall be preferred stock, $0.001 par value per share ("Preferred Stock")."

         2. Article IV of the Articles of Incorporation is hereby amended to read in its entirety as follows:

                                   "ARTICLE IV

         Section A. Except as may otherwise be provided by the board of directors, no holder of any shares of stock of this corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the corporation of any class now or hereafter authorized, or any shares exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

         In accord with Article 2.13 of the Texas Business Corporation Act and pursuant to Article IV of these Restated Articles of Incorporation, authority is expressly vested in the board of directors of the corporation to establish series of unissued shares of any class by fixing and determining the designations, preferences, limitations and relative rights, including voting rights, of the shares of any series so established to the same extent that such designations, preferences, limitations and relative rights could be stated if fully set forth in the Restated Articles of Incorporation.


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         In accord with Article 2.13(c) of the Texas Business Corporation Act and pursuant to Article IV of these Restated Articles of Incorporation, authority is expressly vested in the board of directors to eliminate from the Restated Articles of Incorporation any series of capital stock referenced therein, provided that no shares of capital stock were issued or because no issued shares of such series remain outstanding. To eliminate such series, the board of directors shall adopt a resolution to this effect and all eliminated shares shall resume the status of authorized but unissued shares of any eliminated class.

         Section B. The Common Stock shall consist of 75,000,000 shares, $0.001 par value per share. Subject to the rights of holders of stock of the corporation senior to the Common Stock with respect to the declaration and payment of dividends, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the corporation as may be declared thereon by the board of directors from time to time out of assets or funds of the corporation legally available therefor. At every meeting of the shareholders of the corporation, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his name on the transfer books of the corporation.

         Section C. The Preferred Stock shall consist of 15,000,000 shares, $0.001 par value per share.

                           1. The Preferred Stock may, from time to time, be
                  divided into and issued in one or more series, with each series to be so designated as to distinguish the shares thereof from the shares of all other series. The shares of each series may have such powers, designations, preferences, relative rights, qualifications, limitations or restrictions as are stated herein and in one or more resolutions providing for the issue of such series adopted by the board of directors of the corporation as provided in this Section C.

                           2. To the extent that these Restated Articles of
                  Incorporation do not fix and determine the variations in the relative rights and preferences of the Preferred Stock, both in relation to the Common Stock and as between series of Preferred Stock, the board of directors is expressly vested with the authority to divide the Preferred Stock into one or more series and, within the limitations set forth in these Restated Articles of Incorporation, to fix and determine the relative rights and preferences of the shares of any series so established and, with respect to each such series, to fix by one or more resolutions providing for the issue of such series, the following:

                                    (a) The distinctive designation of, and the
                           number of shares of Preferred Stock which shall constitute, the series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the board of directors.


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                                    (b) The dividend rate, if any, on the shares
                           of such series and the date or dates from which dividends shall commence to accrue or accumulate, the terms and conditions upon which dividends, if any, on the shares of such series shall be paid, and whether or in what circumstances such dividends shall be cumulative.

                                    (c) The price at and the terms and
                           conditions on which the shares of such series may be redeemed, including (without limitation) the time during which shares of the series may be redeemed and the premium, if any, over and above the par value thereof that the holders of shares of such series shall be entitled to receive upon the redemption thereof, which premium may vary at different dates and may also be different with respect to shares redeemed through the operation of any retirement or sinking fund.

                                    (d) The liquidation preference, if any, over
                           and above the par value thereof that the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the corporation.

                                    (e) Whether or not the shares of such series
                           shall be subject to the operation of a retirement or sinking fund, and, if so, the extent and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes, and the terms and provisions of such retirement or sinking fund.

                                    (f) The terms and conditions, if any, on
                           which the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of the corporation or any series of any other class or classes, or of any other series of the same class, including (without limitation) the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same; provided, that shares of such series may not be convertible into shares of a series or class that has prior or superior rights and preferences as to dividends or distribution of assets of the corporation upon voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the corporation.

                                    (g) The voting rights, if any, on the shares
                           of such series (in addition to voting rights provided by law).

                                    (h) Any or all other preferences and
                           relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall not be inconsistent with the law or with this Article IV.

                           3. All shares of any one series of Preferred Stock
                  shall be identical with each other in all respects, except that shares of any one series issued at different times


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                  may differ as to the dates from which dividends thereon, if any, shall commence to accrue or accumulate; and all series shall rank equally and be identical in all respects, except as permitted by this Section C.

                           4. Except as provided in the resolution or
                  resolutions adopted by the board of directors providing for the issue of the series of Preferred Stock, no vote or consent of the holders of outstanding shares of that series shall be required for the issue by the board of directors of any other series of Preferred Stock, whether or not the rights and preferences of any such other series shall be fixed by the board of directors as senior to, or on a parity with, the rights and preferences of that outstanding series."

         3. The Articles of Incorporation as set forth in the Restated Articles of Incorporation filed on February 14, 1997 are amended by deleting
Article I in its entirety and renumbering, together with internal references,
Article II as Article I, Article III (as amended above) as Article II, Article IV (as amended above) as Article III, Article V as Article IV, Article VI as
Article V, Article VII as Article VI, Article VIII as Article VII, Article IX as
Article VIII and Article X as Article IX.

ARTICLE B. Each such amendment made by these Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such Restated Articles of Incorporation, and each such amendment made by these Restated Articles of Incorporation was duly adopted by the shareholders of the Corporation on March 1, 2000.

ARTICLE C. The number of shares of capital stock of the Corporation outstanding and entitled to vote at the time of the adoption of these Restated Articles of Incorporation was 19,227,111 shares of common stock, $0.001 par value per share (the "Common Stock").

ARTICLE D. The holders of 14,324,809 shares of Common Stock outstanding and entitled to vote, which number exceeds two-thirds of the number of outstanding shares of Common Stock, approved the adoption of these amendments. 78,400 shares of Common Stock were voted against adoption of these amendments.

ARTICLE E. The Articles of Incorporation and all amendments and supplements thereto that are in effect to date are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof and as amended as above set forth:

                                    ARTICLE I

Section A.  The name of the corporation is Micro-ASI, Inc.

Section B. The corporation's duration is perpetual, and it is organized to engage in any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.


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Section C. The corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000, consisting of money, labor done or property actually received.

Section D. The number of directors constituting the initial board of directors is one, and the name and address of the person who is to serve as director until the first annual meeting of the shareholders, or until his successor is elected and qualified, is Cecil E. Smith, Jr. of 2350 Lakeside Boulevard, Suite 850, Richardson, Texas 75082.

                                   ARTICLE II

The corporation is authorized to issue ninety million (90,000,000) shares of capital stock. Seventy-five million (75,000,000) of the authorized shares shall be common stock, $0.001 par value per share ("Common Stock"), and fifteen million (15,000,000) of the authorized shares shall be preferred stock, $0.001 par value per share ("Preferred Stock").

                                   ARTICLE III

Section A. Except as may otherwise be provided by the board of directors, no holder of any shares of stock of this corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the corporation of any class now or hereafter authorized, or any shares exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

In accord with Article 2.13 of the Texas Business Corporation Act and pursuant to Article III of these Restated Articles of Incorporation, authority is expressly vested in the board of directors of the corporation to establish series of unissued shares of any class by fixing and determining the designations, preferences, limitations and relative rights, including voting rights, of the shares of any series so established to the same extent that such designations, preferences, limitations and relative rights could be stated if fully set forth in the Restated Articles of Incorporation.

In accord with Article 2.13(c) of the Texas Business Corporation Act and pursuant to Article III of these Restated Articles of Incorporation, authority is expressly vested in the board of directors to eliminate from the Restated Articles of Incorporation any series of capital stock referenced therein, provided that no shares of capital stock were issued or because no issued shares of such series remain outstanding. To eliminate such series, the board of directors shall adopt a resolution to this effect and all eliminated shares shall resume the status of authorized but unissued shares of any eliminated class.

Section B. The Common Stock shall consist of 75,000,000 shares, $0.001 par value per share. Subject to the rights of holders of stock of the corporation senior to the Common Stock with respect to the declaration and payment of dividends, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the corporation as may be declared thereon by the board of directors from time to time out of assets or funds of the corporation legally available therefor. At every meeting of the shareholders of the corporation, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his name on the transfer books of the corporation.


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Section C. The Preferred Stock shall consist of 15,000,000 shares, $0.001 par value per share.

                  1. The Preferred Stock may, from time to time, be divided into and issued in one or more series, with each series to be so designated as to distinguish the shares thereof from the shares of all other series. The shares of each series may have such powers, designations, preferences, relative rights, qualifications, limitations or restrictions as are stated herein and in one or more resolutions providing for the issue of such series adopted by the board of directors of the corporation as provided in this Section C.

                  2. To the extent that these Restated Articles of Incorporation do not fix and determine the variations in the relative rights and preferences of the Preferred Stock, both in relation to the Common Stock and as between series of Preferred Stock, the board of directors is expressly vested with the authority to divide the Preferred Stock into one or more series and, within the limitations set forth in these Restated Articles of Incorporation, to fix and determine the relative rights and preferences of the shares of any series so established and, with respect to each such series, to fix by one or more resolutions providing for the issue of such series, the following:

                           (a) The distinctive designation of, and the number of
                  shares of Preferred Stock which shall constitute, the series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the board of directors.

                           (b) The dividend rate, if any, on the shares of such
                  series and the date or dates from which dividends shall commence to accrue or accumulate, the terms and conditions upon which dividends, if any, on the shares of such series shall be paid, and whether or in what circumstances such dividends shall be cumulative.

                           (c) The price at and the terms and conditions on
                  which the shares of such series may be redeemed, including (without limitation) the time during which shares of the series may be redeemed and the premium, if any, over and above the par value thereof that the holders of shares of such series shall be entitled to receive upon the redemption thereof, which premium may vary at different dates and may also be different with respect to shares redeemed through the operation of any retirement or sinking fund.

                           (d) The liquidation preference, if any, over and
                  above the par value thereof that the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the corporation.

                           (e) Whether or not the shares of such series shall be
                  subject to the operation of a retirement or sinking fund, and, if so, the extent and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of


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                  the shares of such series for retirement or for other
                  corporate purposes, and the terms and provisions of such retirement or sinking fund.

                           (f) The terms and conditions, if any, on which the
                  shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of the corporation or any series of any other class or classes, or of any other series of the same class, including (without limitation) the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same; provided, that shares of such series may not be convertible into shares of a series or class that has prior or superior rights and preferences as to dividends or distribution of assets of the corporation upon voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the corporation.

                           (g) The voting rights, if any, on the shares of such
                  series (in addition to voting rights provided by law).

                           (h) Any or all other preferences and relative,
                  participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall not be inconsistent with the law or with this Article III.

                  3. All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if any, shall commence to accrue or accumulate; and all series shall rank equally and be identical in all respects, except as permitted by this Section C.

                  4. Except as provided in the resolution or resolutions adopted by the board of directors providing for the issue of the series of Preferred Stock, no vote or consent of the holders of outstanding shares of that series shall be required for the issue by the board of directors of any other series of Preferred Stock, whether or not the rights and preferences of any such other series shall be fixed by the board of directors as senior to, or on a parity with, the rights and preferences of that outstanding series.

                                   ARTICLE IV

Responsibility for the management of the business and conduct of the affairs of the corporation shall be vested in the board of directors. In furtherance and not in limitation of the powers conferred by the laws of the State of Texas, the board of directors is expressly authorized:

         (A) Pursuant to Article 2.23 of the Texas Business Corporation Act, to adopt bylaws for the corporation and to alter, amend and repeal said bylaws, subject only to any limitations imposed by the Texas Business Corporation Act, which reserves a power exclusively to the shareholders, whether in whole or in part;


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         (B) To include in said bylaws any provision for the regulation and management of the affairs of the corporation not inconsistent with the Texas Business Corporation Act or these Restated Articles of Incorporation; and

         (C) To adopt a corporate seal.

                                    ARTICLE V

The corporation may, upon adoption of a resolution by its board of directors, purchase its own shares to the extent of unreserved and unrestricted capital surplus available therefor. The board of directors of the corporation may, from time to time, in its discretion and without the prior approval of the shareholders of the corporation, distribute a portion of its assets to the shareholders out of capital surplus of the corporation.

                                   ARTICLE VI

Subject to the provisions hereof, the corporation reserves the right, at any time and from time to time, to amend, alter, repeal, or rescind any provision contained herein in the manner now or hereafter prescribed by law; and other provisions authorized by the laws of the State of Texas at the time in force may be added or inserted in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons whomsoever by and pursuant to these Restated Articles of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

                                   ARTICLE VII

In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized by a majority of the whole board of directors to designate one or more committees, each committee to consist of one or more of the directors of the corporation. Any such committee, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the bylaws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member.

                                  ARTICLE VIII

The board of directors is expressly authorized to create and issue rights entitling the holders of such rights to purchase from the corporation shares of capital stock or other securities or property. The board of directors shall have, in its sole discretion, the authority to determine the time at which and terms upon which such rights are to be issued and set forth in the contracts or instruments that evidence such rights.


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                                   ARTICLE IX

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of duty or care or other duty as a director, except for liability for (i) any appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) any type of liability not contemplated by the Texas Business Corporation Act; or (iv) any transaction from which the director derived an improper personal benefit. If the Texas Business Corporation Act is hereafter amended to authorize further elimination or limitation of the liability of the directors, then the liability of the director shall be eliminated or limited to the fullest extent permitted by the law of Texas, as amended. In addition to the limitation on personal liability of directors provided herein, the corporation shall, to the fullest extent permitted by the Texas Business Corporation Act, indemnify its officers and directors and advance expenses incurred by such officers or directors in relation to any action, suit or proceeding. Any repeal or modification of this Article IX by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability or right to indemnification or advancement of expenses hereunder existing at the time of such repeal or modification.

                                    ARTICLE X

The street address of the registered office of the corporation is 1601 Elm Street, Suite 3000, Dallas, Texas 75201, and the name of the registered agent of the corporation at such address is David G. McLane.


         IN WITNESS HEREOF, the undersigned has executed these Restated Articles of Incorporation on March 9, 2000.

                                            MICRO-ASI, INC.



                                            By: /s/ JOEL E. CLAYBROOK
                                               --------------------------------
                                                Joel E. Claybrook, President



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